Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Genesis Lease Limited

We consent to the use of our report dated September 14, 2006, with respect to the statement of financial position of Genesis Lease Limited (the ‘‘Successor’’) as of July 17, 2006 included herein, and to the reference to our firm under the heading ‘‘Experts’’ in the prospectus.

KPMG
Dublin, Ireland
November 27, 2006